EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 18, 2005, relating to the consolidated financial statements of DND Technologies, Inc. as of December 31, 2004 and for the years ended December 31, 2003 and 2004, and the reference to our firm as experts in the registration statement.

/s/ Farber & Hass, LLP
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Farber & Hass, LLP

Camarillo, California
July 15, 2005